                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          COHESION TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          Cohesion Technologies, Inc.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD OCTOBER 27, 1999

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders of Cohesion Technologies, Inc., a Delaware corporation, will be held on Wednesday, October 27, 1999 at 10:00 a.m., local time, at the Crown Plaza Cabana Palo Alto Hotel, Portofino Room, 4290 El Camino Real, Palo Alto, California 94306 for the following purposes:

     1. To elect seven directors.

     2. To confirm the appointment of Ernst & Young LLP as the company's independent auditors for the fiscal year ending June 30, 2000.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     These matters are more fully described in the proxy statement accompanying this notice.

     Only stockholders of record at the close of business on September 3, 1999 are entitled to vote at the Annual Meeting. However, all stockholders are cordially invited to attend the meeting in person. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors,

                                          Michael W. Hall
                                          Secretary

Dated: September 27, 1999

                                   IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU RETURNED A PROXY.

                          COHESION TECHNOLOGIES, INC.
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                      1999 ANNUAL MEETING OF STOCKHOLDERS

     The enclosed proxy is solicited on behalf of the Board of Directors of Cohesion Technologies, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held Wednesday, October 27, 1999 at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The annual meeting will be held at the Crowne Plaza Cabana Palo Alto Hotel, Portofino Room, 4290 El Camino Real, Palo Alto, CA 94306. The telephone number at that location is (650) 857-0787. Cohesion's principal executive offices are located at 2500 Faber Place, Palo Alto, California 94303.

     This proxy statement is being mailed on or about September 27, 1999 to all stockholders entitled to vote at the annual meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE AND VOTING SECURITIES

     Stockholders of record at the close of business on September 3, 1999, the record date, are entitled to notice of and to vote at our annual meeting. We have one class of shares outstanding, designated common stock. At the record date, 8,461,477 shares of our common stock, $.001 par value, were issued and outstanding, net of treasury stock, and held of record by 828 stockholders.

VOTING; QUORUM; ABSTENTIONS; AND BROKER NON-VOTES

     Each stockholder is entitled to one vote for each share held as of the record date. In the election of directors, the nominees receiving the highest number of affirmative votes cast shall be elected. For all other proposals, the affirmative vote of the majority of the votes cast is required for approval.

  Quorum

     The required quorum for the transaction of business at our annual meeting is a majority of the shares of common stock issued and outstanding on the record date and entitled to vote at our annual meeting. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" from a matter are treated as being present at our annual meeting for purposes of establishing a quorum and determining the total number of eligible votes. If a quorum is not present or represented, then either the chairman of our annual meeting or the stockholders entitled to vote at our annual meeting, present in person or represented by proxy, will have the power to adjourn our annual meeting from time to time, without notice other than an announcement at our annual meeting, until a quorum is present. At any adjourned annual meeting at which a quorum is present, any business may be transacted that might have been transacted at the annual meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned annual meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned annual meeting.

  Abstentions

     Although there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, Cohesion believes that abstentions should be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast with respect to a particular matter. Therefore, in the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner.

  Broker Non-Votes

     Broker non-votes, however, shall be treated differently. Broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but broker non-votes shall not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Consequently, broker non-votes with respect to proposals set forth in this proxy statement will not be considered votes cast and will not affect the determination as to whether the requisite majority of votes cast has been obtained with respect to a particular matter.

     Therefore, for purposes of the election of directors, neither abstentions nor broker non-votes will have any effect on the outcome of the vote. For all other proposals, abstentions will have the same effect as votes against these proposals and broker non-votes will not have any effect on the outcome of the vote.

  Proxy Cards

     Proxies in the accompanying form that are properly executed and returned will be voted at the annual meeting in accordance with the instructions on the proxy. Any properly executed proxy on which there are no instructions indicated about a specified proposal will be voted as follows:

          (i) FOR the election of the seven persons named in this proxy statement as the board of directors' nominees for election to the board of directors; and

          (ii) FOR the ratification of the appointment of Ernst & Young LLP as independent auditors of the company.

     No business other than that set forth in the accompanying notice of annual meeting of stockholders is expected to come before the annual meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the proxy will vote the shares they represent as the board of directors may recommend. The persons named in the proxy may also, at their discretion, vote the proxy to adjourn the annual meeting from time to time.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the company a written notice of revocation or a duly executed proxy bearing a later date or by attending our annual meeting and voting in person.

SOLICITATION

     The cost of soliciting proxies will be borne by Cohesion. We may retain Corporate Investor Communications, Inc., a proxy solicitation firm, to solicit proxies in connection with our annual meeting at an estimated cost of $6,000. In addition, Cohesion may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile, e-mail or telegram.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Stockholders who intend to present a proposal for inclusion in the company's proxy materials for the 2000 Annual Meeting of Stockholders must submit the proposal to the company no later than May 28, 2000. Additionally, stockholders who intend to present a proposal at the 2000 Annual Meeting of Stockholders without inclusion of such proposal in our proxy materials for the 2000 Annual Meeting must provide notice of such proposal to us no later than August 11, 2000. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth specified information with respect to the beneficial ownership of the common stock as of September 3, 1999, by:

          (1) each person (or group of affiliated persons) who is known by us to beneficially own 5% or more of the common stock;

          (2) each of our directors;

          (3) each of our named executive officers; and

          (4) all of our directors and executive officers as a group.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. The number and percentage of shares beneficially owned are based on 8,461,477 shares of common stock outstanding as of September 3, 1999. The number and percentage of shares beneficially owned also assumes that shares of common stock subject to options and other rights that are currently exercisable or exercisable within 60 days of September 3, 1999 are deemed to be outstanding and beneficially owned. The address for those individuals for which an address is not otherwise indicated is Cohesion Technologies, Inc., 2500 Faber Place, Palo Alto, California 94303.

                                                               SHARES BENEFICIALLY
                                                                      OWNED
                                                              ----------------------
            NAME AND ADDRESS OF BENEFICIAL OWNER               NUMBER     PERCENT(%)
            ------------------------------------              ---------   ----------
Wellington Management Company(1)............................  1,086,200      12.8
  75 State Street
  Boston, MA 02109
Heartland Advisors, Inc.(2).................................    760,400       9.0
  790 North Milwaukee Street
  Milwaukee, WI 53202
Reid W. Dennis(3)...........................................    723,043       8.5
  3000 Sand Hill Road
  Building 2, Suite 290
  Menlo Park, CA 94025
Dimensional Fund Advisors, Inc.(4)..........................    564,950       6.7
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Vanguard Specialized Funds -- Vanguard Health Care
  Fund(5)...................................................    525,800       6.2
  P.O. Box 2600
  Valley Forge, PA 19482
John R. Daniels, M.D.(6)....................................    289,127       3.4
David J. Foster(7)..........................................    150,915       1.8
Frank A. DeLustro, Ph.D.(8).................................    107,815       1.3
Craig W. Johnson(9).........................................     89,000       1.0
Deborah L. Webster(10)......................................     82,018         *
Ross R. Erickson(11)........................................     57,880         *
Charles L. Williams(12).....................................     19,900         *
Craig T. Davenport(13)......................................      5,300         *
Mark A. Philip, Ph.D.(14)...................................      2,500         *
All directors and executive officers as a group (12
  persons)(15)..............................................  1,577,063      17.7

---------------
  *  Less than one percent of the outstanding shares of common stock.

 (1) Wellington Management Company is an investment advisor registered with the Commission under the Investment Advisors Act of 1940, as amended. WMC may be deemed to beneficially own the stated shares by virtue of its status as a registered investment advisor to its various investment advisory clients. Of such amount, Wellington may be deemed to have shared voting power with respect to 506,300 shares and shared dispositive power with respect to 1,086,200 shares. Such shares are owned by numerous investment advisory clients of WMC, of which Vanguard Health Care Fund is known to have beneficial ownership of more than five percent of that class of securities of the company.

 (2) Heartland Advisors, Inc., America's Value Investor, is an investment advisor registered with the Commission under the 1940 Act. Heartland Advisors may be deemed to beneficially own the stated shares by virtue of its status as a registered investment advisor to its various investment advisory clients. Of such amount, Heartland Advisors may be deemed to have sole voting power and sole dispositive power with respect to 760,400 shares.

 (3) Includes 27,000 shares of our common stock issuable upon exercise of options within 60 days of September 3,1999; excludes 1,500 shares held by Mr. Dennis as trustee for Suzanna Weaver Dennis, of which he disclaims any beneficial ownership.

 (4) Dimensional Fund Advisors, Inc. is an investment advisor registered with the Commission under the 1940 Act. DFA may be deemed to beneficially own the stated shares by virtue of its status as a registered investment advisor to various investment advisory clients. Of such amount, DFA may be deemed to have sole voting power and sole dispositive power with respect to 564,950 shares.

 (5) Vanguard Specialized Funds -- Vanguard Health Care Fund is an investment advisor registered with the Commission under the 1940 Act. Vanguard may be deemed to beneficially own the stated shares by virtue of its status as a registered investment advisor to its various investment advisory clients. Of such amount, Vanguard may be deemed to have sole voting power with respect to 525,800 shares and shared dispositive power with respect to 525,800 shares. The information presented is based upon information filed with the Commission on Schedule 13G by the stockholder.

 (6) Includes 27,000 shares of our common stock issuable upon exercise of options within 60 days of September 3, 1999.

 (7) Includes 88,060 shares of our common stock issuable upon exercise of options within 60 days of September 3, 1999.

 (8) Includes 81,630 shares of our common stock issuable upon exercise of options within 60 days of September 3, 1999.

 (9) Includes 39,000 shares of our common stock issuable upon exercise of options within 60 days of September 3, 1999.

(10) Includes 65,540 shares of our common stock issuable upon exercise of options within 60 days of September 3, 1999.

(11) Includes 47,880 shares of our common stock issuable upon exercise of options within 60 days of September 3, 1999.

(12) Includes 16,900 shares of our common stock issuable upon exercise of options within 60 days of September 3, 1999.

(13) Includes 2,500 shares of our common stock issuable upon exercise of options within 60 days of September 3, 1999.

(14) Represents 2,500 shares of our common stock issuable upon exercise of options within 60 days of September 3, 1999.

(15) Includes an aggregate of 437,850 shares of our common stock issuable upon exercise of options within 60 days of September 3, 1999.

                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

     A board of seven directors will be elected at our annual meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven nominees named below, all of whom are presently directors of the company. If any nominee is unable or declines to serve as a director at the time of our annual meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director. If stockholders nominate additional persons for election as directors, the proxy holders will vote all proxies received by them to assure the election of as many of the Board of Directors' nominees as possible, with the proxy holders making any required selection of specific nominees to be voted for. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until that person's successor has been elected.

     The names of the nominees and certain information about them, are set forth below:

                NAME                   AGE           PRINCIPAL OCCUPATION           DIRECTOR SINCE
                ----                   ---           --------------------           --------------
John R. Daniels, M.D.(1)(2)..........  61    Associate Professor of Medicine,            1998
                                             University of Southern California
Craig T. Davenport(2)................  46    Chief Executive Officer, the D.W.           1998
                                             Group, a private investment and
                                             advisory services company
Frank A. DeLustro, Ph.D. ............  51    President and Chief Operating Officer       1998
Reid W. Dennis(2)....................  73    General Partner of various                  1998
                                             partnerships associated with
                                             Institutional Venture Partners
                                             (venture capital partnerships)
David J. Foster......................  42    Chief Executive Officer                     1998
Craig W. Johnson(1)..................  52    Director, Venture Law Group,                1998
                                             A Professional Corporation
Mark A. Philip, Ph.D.(1).............  44    President and Chief Executive               1998
                                             Officer, Zycos Inc, a biotechnology
                                             company

---------------
(1) Member of the Audit Committee.

(2) Member of the Human Resources Committee.

     Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years. There are no family relationships among any directors or executive officers of the company.

     John R. Daniels, M.D. has been Chairman of Cohesion's Board of Directors since January 1998. Dr. Daniels is an Associate Professor of Medicine/Oncology at the University of Southern California. Dr. Daniels is also Chairman of the Board and Chief Financial Officer of Balance Pharmaceuticals, Inc., a pharmaceutical company. Dr. Daniels has a B.S. in biology and an M.D. from Stanford University.

     Craig T. Davenport became a director of Cohesion in September 1998. Mr. Davenport is the Chief Executive Officer of the D.W. Group, a private investment and advisory services company he founded in 1994. Mr. Davenport was at Tokos Medical Corporation, a health care service company, from 1985 to 1993, as President and Chief Operating Officer. Mr. Davenport worked for American Hospital Supply Corporation, a health care company, from 1974 to 1984, serving in the capacity of President for both the American Physicians and American Hospitex divisions as well as various sales positions in the American Hospital division. He serves on the Board of Directors of several private companies, including Pointshare Corporation, Clinmark DotCom, Deschutes Medical Products and Sidelines National Support Network. Mr. Davenport graduated from Ohio University in 1974 with a B.G.S. degree with majors in marketing and management.

     Frank A. DeLustro, Ph.D. has served as President and Chief Operating Officer of Cohesion since January 1998. He served as President and Chief Executive Officer of Cohesion Corporation from its inception in 1996 until December 1997. Prior to joining Cohesion Corporation, Dr. DeLustro served at Collagen Aesthetics, Inc., a medical device company, for 13 years in positions of increasing responsibility, most recently as Senior Vice President, Scientific Affairs. Dr. DeLustro has a B.S. in biology from Fordham University and a Ph.D. in immunology/microbiology from Upstate Medical School, SUNY (Syracuse). He is the author of over 40 scientific publications and the holder of 18 U.S. patents.

     Reid W. Dennis has been a director of Cohesion since January 1998. Mr. Dennis is a General Partner of various partnerships associated with Institutional Venture Partners. He serves on the Board of Directors of Aviron, a biopharmaceutical company. Mr. Dennis has a B.A. in electrical engineering and an M.A. from Stanford University.

     David J. Foster has served as Chief Executive Officer of Cohesion since January 1998. From February 1997 to December 1997 he served as Senior Vice President and General Manager of the Collagen Technologies Group, a division of Collagen Aesthetics, Inc. From May 1992 until February 1997, Mr. Foster served as Chief Financial Officer of Collagen. Mr. Foster serves on the Board of Directors of Innovasive Devices, Inc., a medical device company. Mr. Foster has a B.S. in mechanical engineering and an M.B.A. from the University of California at Berkeley.

     Craig W. Johnson has been a director of Cohesion since January 1988. Mr. Johnson has been Chairman and a Director of Venture Law Group, A Professional Corporation, and a partner of its predecessor partnership since February 1993. From 1980 to February 1993, Mr. Johnson was a member of the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation. He also serves on the Board of Directors of a number of private companies. Mr. Johnson has a B.A. from Yale University and a J.D. from Stanford University.

     Mark A. Philip, Ph.D. became a director of Cohesion in September 1998. Dr. Philip has been the President and Chief Executive Officer of Zycos Inc, formerly known as Pangaea Pharmaceuticals, Inc., a biotechnology company, since 1997. From 1992 to 1997, Dr. Philip was President and Chief Executive Officer of Immuno-US, a biological pharmaceutical company, and from 1983 to 1992, he held regulatory, marketing and general management positions at Baxter International, Inc., a medical products company. Dr. Philip has a B.S. in biochemistry and animal physiology and a Ph.D. in hematology and immunology from Trent Polytechnic/Nottingham City University, and an M.B.A. from Lake Forest Graduate School of Management.

VOTE REQUIRED

     The seven nominees receiving the highest number of affirmative votes of the votes cast shall be elected as directors of the company for the ensuing year.

RECOMMENDATION

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES.

BOARD MEETINGS, COMMITTEES

     Our Board of Directors held 10 meetings during the last fiscal year. Our Board of Directors has an Audit Committee and a Human Resources Committee. Our Board of Directors has no nominating committee or any committee performing such functions.

     During the last fiscal year, the Audit Committee consisted of Dr. Daniels, Mr. Johnson and Dr. Philip (Chairman). The Audit Committee recommends engagement of our independent auditors, reviews the scope of the audit, considers comments made by the independent auditors with respect to our internal control structure, including systems, procedures and internal accounting controls and the consideration given thereto by management, and reviews our internal control structure, including systems, procedures and internal accounting controls, with our financial and accounting staff. The Audit Committee held two meetings during the fiscal year ending June 30, 1999.

     During the last fiscal year, the Human Resources Committee consisted of Dr. Daniels, Mr. Davenport (Chairman) and Mr. Dennis. The Human Resources Committee provides guidance and commentary for all corporate compensation, benefits, perquisite and employee (and director) equity programs. It reviews and makes recommendations to the Board regarding such matters as the compensation of our officers, all employee equity plans and individual equity grants and bonus plans and bonus payments. The Human Resources Committee held five meetings during the fiscal year ending June 30, 1999.

     No director serving in the last fiscal year, other than Mr. Dennis, attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which he serves. Mr. Dennis attended 73% of such meetings.

DIRECTOR COMPENSATION

     We currently pay each director who is not an employee (currently five persons) a monthly retainer of $1,000 ($4,000 in the case of the Chairman of the Board), a fee of $1,000 for each meeting of the Board attended by such director, and a fee of $250 for each telephonic meeting of the Board in which such director participates. There is no fee for committee meetings attended by such director on a date not coinciding with a meeting of the Board. Each nonemployee director participates in our 1998 Directors' Stock Option Plan, pursuant to which nonemployee directors are automatically granted options to purchase shares of common stock on the terms and conditions set forth in such plan.

HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Human Resources Committee of the company's Board of Directors are currently Dr. Daniels, Mr. Davenport and Mr. Dennis, none of whom has been an officer or employee of the company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by SEC regulations to furnish the company with copies of all
Section 16(a) forms they file.

     Based solely on its review of the copies of such forms submitted to it during the fiscal year ended June 30, 1999, Cohesion believes that, during the last fiscal year, all filing requirements applicable to its directors, officers and 10% stockholders were complied with.

                         EXECUTIVE OFFICER COMPENSATION

EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to, earned by or paid to our Chief Executive Officer and the four other most highly compensated officers for services rendered in all capacities to us during the years ended June 30, 1998 and 1999. We may refer to these officers as our named executive officers in other parts of this proxy statement.

     In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted for the named executive officers because the aggregate amount of such perquisites and other personal benefits was less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for each of the named executive officers during the fiscal years ended June 30, 1998 and 1999.

     Prior to August 18, 1998, Cohesion Technologies, Inc. was a wholly owned subsidiary of Collagen Aesthetics, Inc., from which it was spun off on August 18, 1998. Prior to the spin-off, compensation to the named executive officers was paid by either Collagen or a company affiliated with Collagen.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                                      ------------
                                                              ANNUAL COMPENSATION      SECURITIES
                                                             ---------------------     UNDERLYING
            NAME AND PRINCIPAL POSITION              YEAR    SALARY($)    BONUS($)     OPTIONS(#)
            ---------------------------              ----    ---------    --------    ------------
David J. Foster....................................  1999     193,245          --       140,000
  Chief Executive Officer and Director               1998     183,639      64,095        15,000

Frank A. DeLustro, Ph.D............................  1999     193,245          --       100,000
  President and Chief Operating Officer and
     Director                                        1998     187,960          --            --

Ross R. Erickson...................................  1999     180,692          --        65,000
  Vice President, Regulatory Affairs,                1998     176,350          --            --
  Clinical Research and Quality Assurance

Deborah L. Webster.................................  1999     165,635          --        65,000
  Vice President and Chief Administrative Officer    1998     152,931      55,146         6,500

Charles L. Williams................................  1999     166,982          --        65,000
  Vice President, Operations                         1998     159,996          --            --

OPTION GRANTS DURING THE FISCAL YEAR ENDED JUNE 30, 1999

     The following table provides information regarding stock option grants made during the fiscal year ended June 30, 1999 to the named executive officers. No stock appreciation rights were granted.

     The stock options were granted under our 1998 Stock Option Plan. The maximum term of each option granted is ten years from the date of grant. The exercise price is equal to the fair market value of the stock on the date of grant.

     The percentage of total options granted to employees in the last fiscal year is based on an aggregate of 1,196,850 options granted in the last fiscal year to our employees and non-employee directors, and consultants, including options granted to the named executive officers. In addition, we also granted an aggregate of 1,098,810 options to employees and directors of and consultants to Collagen in connection with the spin-off of our company from Collagen.

     Potential realizable value amounts represent certain assumed rates of appreciation in stock price for a given exercise price only and assume the conversion or exchange of all options to purchase common stock. Actual gains, if any, on stock option exercises and holdings of the common stock are dependent on the future performance of such stock. There is no assurance that the amounts reflected will be realized. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future stock prices. Unless the market price of the applicable shares of the common stock appreciates over the option term, no value will be realized from the stock option grants made to the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE VALUE
                             ---------------------------------------------------------    AT ASSUMED ANNUAL RATES
                                            % OF TOTAL                                         OF STOCK PRICE
                             NUMBER OF       OPTIONS                                      APPRECIATION FOR OPTION
                             UNDERLYING     GRANTED TO                                            TERM($)
                              OPTIONS      EMPLOYEES IN    EXERCISE PRICE   EXPIRATION   --------------------------
           NAME               GRANTED     FISCAL YEAR(%)     ($/SHARE)         DATE          5%             10%
           ----              ----------   --------------   --------------   ----------   ----------      ----------
David J. Foster............   140,000          11.7            4.063         9/10/08      357,728         906,553
Frank A. DeLustro, Ph.D....   100,000           8.4            4.063         9/10/08      255,520         647,538
Ross R. Erickson...........    65,000           5.4            4.063         9/10/08      166,088         420,899
Deborah L. Webster.........    65,000           5.4            4.063         9/10/08      166,088         420,899
Charles L. Williams........    65,000           5.4            4.063         9/10/08      166,088         420,899

AGGREGATE OPTION/SAR EXERCISES DURING THE FISCAL YEAR ENDED JUNE 30, 1999 AND YEAR-END VALUES

     The following table provides certain summary information for each named executive officer with respect to exercise of stock options during the fiscal year ended June 30, 1999 and the number and value of such officer's unexercised options at June 30, 1999. No stock appreciation rights were exercised.

     The fair market value of our common stock at the close of business on June 30, 1999 was $6.00 per share.

     The "Value Realized" or the unrealized "Value of Unexercised In-the-Money Options at Fiscal Year-End" represent the aggregate difference between the market value on the date of exercise or at June 30, 1999, in the case of unrealized values, and the applicable exercise price.

                 AGGREGATE OPTION EXERCISES AND YEAR-END VALUES

                                                                   NUMBER OF               VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                   SHARES       VALUE         AT JUNE 30, 1999(#)           AT JUNE 30, 1999($)
                                 ACQUIRED ON   REALIZED   ---------------------------   ---------------------------
             NAME                EXERCISE(#)     ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                -----------   --------   -----------   -------------   -----------   -------------
David J. Foster................        --          --       52,680         151,120        27,163         281,197
Frank A. DeLustro, Ph.D........     2,550       1,874       55,230         100,400        13,309         194,128
Ross R. Erickson...............        --          --       33,700          65,280        10,438         126,205
Deborah L. Webster.............     2,400         840       47,000          71,200        20,190         131,800
Charles L. Williams............        --          --           --          65,000            --         125,905

                    REPORT OF THE HUMAN RESOURCES COMMITTEE

     The Human Resources Committee of the Board of Directors is comprised of Dr. Daniels, Mr. Davenport (Chairman) and Mr. Dennis, all independent nonemployee directors who are not eligible to participate in any of the executive compensation programs. The committee oversees the administration of Cohesion's benefits and compensation plans, reviews corporate human resources programs and establishes policies governing the annual compensation of the executive officers of the company.

     The following is a report submitted by the above listed committee members in their capacity as the Board's Human Resources Committee, addressing Cohesion's compensation policy as it related to our executive officers for fiscal 1999.

COMPENSATION POLICY

     The goal of Cohesion's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of stockholder value, while at the same time motivating and retaining key employees. To achieve this goal, our executive compensation policies integrate annual base compensation and periodic stock option grants. All executive officers, as well as all other Cohesion employees, are eligible for and do participate in these compensation plans.

  Salary

     The committee evaluates the performance and sets the salary of our Chief Executive Officer, David J. Foster, on an annual basis. Mr. Foster evaluates the performance of all other executive officers and recommends salary adjustments which are reviewed and approved by the committee. Survey data is drawn from comparable companies participating in medical device, biotechnology, and/or pharmaceutical executive compensation surveys. Within this framework, executive salaries are determined based on individual performance, level of responsibility, the company's overall salary structure and the financial condition of the company.

  Bonuses

     Cohesion does not currently have a bonus plan in place. We may consider such a plan in the future, depending on the financial condition of the company.

  Stock Options

     The committee believes that equity ownership provides significant additional motivation to all employees to maximize value for the company's stockholders, and therefore approves periodic grants of stock options under Cohesion's 1998 Stock Option Plan. Primary option grants to our employees are generally approved upon the achievement of pre-determined company goals. The amounts are determined relative to each employee's level of responsibility as well as the total amount of stock options available for grant under the 1998 Stock Option Plan. In determining individual grants, the committee also considers individual performance, current stock option holdings and grants to others within our company. Additional grants may be given during the fiscal year in recognition of promotions or exemplary performance achievements.

     Stock options are granted at the prevailing market price and will only have value if Cohesion's stock price increases over the exercise price. The committee believes that the performance-based value of stock options serves to align the interests of executive officers closely with other stockholders. In accordance with this philosophy, we do not have a discounted option or restricted stock program for our executive officers.

     In addition to providing an opportunity for increased equity ownership, stock options also create an incentive for officers and employees to remain with the company for the long term, as such options become exercisable over time for so long as the officer or employee continues his or her employment relationship with Cohesion.

  Deductibility of Executive Compensation

     The committee has considered the impact of Section 162 (m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and the four other most highly compensated executive officers, unless such compensation meets the requirements for the "performance-based" exception to the general rule. Since the cash compensation paid by Cohesion to each of its executive officers is expected to be well below $1 million and the committee believes that options granted under the 1998 Stock Option Plan prior to the date of the 1999 Annual Meeting of Stockholders will meet the requirements for qualifying as performance-based, the Committee believes that this section will not affect the tax deduction available to our company in the foreseeable future.

CHIEF EXECUTIVE OFFICER COMPENSATION

     During the fiscal year ended June 30, 1999, the compensation of Mr. Foster was determined by applying the same criteria discussed at the beginning of this report used to determine compensation for all executive officers. Mr. Foster's compensation for the fiscal year ended June 30, 1999 is set forth in the Summary Compensation Table appearing on page 8.

SUMMARY

     The committee believes that Cohesion's compensation policy as practiced to date by the committee and the board of directors has been successful in attracting and retaining qualified employees and in tying compensation directly to corporate performance relative to corporate goals. Our compensation policy will evolve over time as we attempt to achieve the many short-term goals we face while maintaining our focus on building long-term stockholder value through technological leadership and development and expansion of the market for our products.

                                          Respectfully submitted,

                                          Craig T. Davenport, Chairman
                                          John Daniels, M.D.
                                          Reid W. Dennis

     The foregoing Human Resources Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent Cohesion specifically incorporates it by reference into such filing.

                               PERFORMANCE GRAPH

     The following graph shows a comparison of total stockholder return for holders of our common stock from August 13, 1998, the date on which our common stock was first traded on the Nasdaq Stock Market, through June 30, 1999 compared with the Nasdaq Stock Market-US Index and the Hambrecht and Quist Healthcare-Excluding Biotechnology Index. This graph is presented pursuant to SEC rules. We believe that while total stockholder return can be an important indicator of corporate performance, the stock prices of medical device stocks like that of the company are subject to a number of market-related factors other than company performance, such as competitive announcements, mergers and acquisitions in the industry, the general state of the economy and the performance of other medical device and micro/small-cap stocks.

                COMPARISON OF 10 MONTH CUMULATIVE TOTAL RETURN*
                       AMONG COHESION TECHNOLOGIES, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
     AND THE HAMBRECHT & QUIST HEALTHCARE -- EXCLUDING BIOTECHNOLOGY INDEX

                                                        COHESION                  NASDAQ STOCK              HAMBRECHT & QUIST
                                                   TECHNOLOGIES, INC.             MARKET (U.S.)                HEALTHCARE-
                                                   ------------------             -------------                 EXCLUDING
                                                                                                              BIOTECHNOLOGY
                                                                                                            -----------------
8/13/98                                                    100                         100                         100
8/98                                                        44                          83                          89
9/98                                                        48                          95                          97
10/98                                                       49                          99                         102
11/98                                                       57                         109                         111
12/98                                                       54                         123                         115
1/99                                                        86                         141                         110
2/99                                                        76                         128                         107
3/99                                                        59                         137                         109
4/99                                                        69                         141                         106
5/99                                                        81                         138                         109
6/99                                                        89                         150                         112

        * $100 INVESTED ON 8/13/98 IN STOCK OR INDEX --
        INCLUDING REINVESTMENT OF DIVIDENDS.
        FISCAL YEAR ENDING JUNE 30.

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

     We do not have employment agreements or change of control agreements with any of our executive officers.

                              CERTAIN TRANSACTIONS

COHESION CORPORATION

     In September 1998, our board of directors approved a program to cancel options to purchase shares of the common stock of Cohesion Corporation, a majority-owned subsidiary of the company that we acquired during fiscal 1998. Collagen Aesthetics, Inc. acquired the minority-owned shares of Cohesion Corporation as part of a plan to create and spin off Cohesion Technologies, Inc. In connection with the program, we offered to pay each holder of these canceled options a per share amount equal to the excess of $16.70 over the exercise price of the canceled option, subject to certain vesting provisions. The following table sets forth the executive officers and directors who received more than $60,000 under this program during fiscal 1999.

                           NAME                              AMOUNT
                           ----                             --------
Frank A. DeLustro, Ph.D...................................  $635,625
Ross R. Erickson..........................................  $420,000
Charles L. Williams.......................................  $310,000

EXECUTIVE OFFICERS AND DIRECTORS

     In December 1997, Charles L. Williams, Vice President, Operations, borrowed $150,000 from Cohesion Corporation, pursuant to a promissory note bearing an annual interest rate of 10%, secured by certain real property and other property owned by Mr. Williams. During the fiscal year ending June 30, 1999, Mr. Williams paid the company $163,253 in principal and interest, paying the loan in full.

OUTSIDE LEGAL COUNSEL

     Craig W. Johnson, one of our directors, is a director of Venture Law Group, a Professional Corporation. We retained Venture Law Group as our primary outside legal counsel during a portion of the fiscal year ended June 30, 1999. We no longer retain Venture Law Group as our primary outside legal counsel.

                  PROPOSAL NO. 2: CONFIRMATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the company for the fiscal year ending June 30, 2000, and recommends that stockholders confirm such selection. This firm has audited the company's financial statements since the company's inception. In the event of a negative vote, the Board of Directors will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at our annual meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the votes cast will be required to ratify the appointment of Ernst & Young LLP as the company's independent auditors for the fiscal year ending June 30, 2000.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2000.

                                 OTHER MATTERS

     We know of no other matters to be submitted at our annual meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote the shares represented by the proxy as the Board may recommend or as the proxy holders, acting in their sole discretion, may determine.

     THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 1999, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, COHESION TECHNOLOGIES, INC., 2500 FABER PLACE, PALO ALTO, CALIFORNIA 94303.

                                          THE BOARD OF DIRECTORS

Dated: September 27, 1999

                           COHESION TECHNOLOGIES, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 27, 1999

The undersigned hereby authorize(s) David J. Foster or Frank A. DeLustro Ph.D., or one of them, and each with the power to appoint his substitute, to vote as Proxy for the undersigned at the Annual Meeting of Stockholders, to be held at the Crowne Plaza Cabana Palo Alto Hotel, Portofino Room, 4290 El Camino Real, Palo Alto, California on October 27, 1999 at 10:00 a.m., local time, or any adjournment or postponement thereof, the number of shares which the undersigned would be entitled to vote if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card, and proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where the undersigned does not specify a choice.

1. Election of Directors            2. Ratification of the appointment of Ernst
                                       & Young LLP as the company's independent
The Board of Directors unanimously     auditors for the fiscal year ending June
recommends a vote "FOR" the            30, 2000.
nominees.

Nominees:                              The Board of Directors unanimously
                                       recommends a vote "FOR" the ratification of the appointment of Ernst & Young LLP.



John R. Daniels, M.D.       David J. Foster
Craig T. Davenport          Craig W. Johnson           FOR    AGAINST    ABSTAIN
Frank A. DeLustro, Ph.D.    Mark A. Philip, Ph.D.
Reid W. Dennis

                                    WITHHOLD
                                    AUTHORITY

   FOR all                       to vote for all
nominees listed                  nominees listed    *Exceptions


(INSTRUCTION: To withhold authority for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

Exceptions:
          --------------------------------

Please sign name exactly as it appears on this card. Joint owners should each sign. Attorneys, trustees, executors, administrators, custodians, guardians or corporate officers should give full title.


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